Exhibit 99.1

Aethlon Medical Initiates Patient Recruitment for FDA Approved Clinical Study

SAN DIEGO, December 11, 2014 /PRNewswire/ --Aethlon Medical, Inc. (OTCQB:AEMD), the pioneer in developing targeted therapeutic devices to address infectious diseases and cancer, today announced the initiation of patient recruitment to support a clinical feasibility study of Hemopurifier® therapy that is being conducted at DaVita Med Center Dialysis in Houston, Texas. The study, which will enroll individuals infected with Hepatitis C virus (HCV) who are also receiving chronic dialysis therapy, is being conducted under an Investigational Device Exemption (IDE) approved by the United States Food and Drug Administration (FDA). A detailed description of the study, including treatment protocol and patient inclusion/exclusion criteria can be accessed online at www.clinicaltrials.gov

The Aethlon Hemopurifier is a first-in-class bio-filtration device that targets the rapid elimination of viruses and immunosuppressive proteins from the circulatory system of infected individuals. To date, Hemopurifier therapy has been administered outside the United States in the treatment of Ebola, HIV and HCV-infected individuals.

Under the feasibility study protocol, Aethlon will enroll ten end-stage renal disease (ESRD) patients who are infected with the Hepatitis C virus (HCV) to demonstrate the safety of Hemopurifier therapy in an infectious disease model. Upon successful completion of the feasibility study, Aethlon plans to conduct pivotal efficacy studies required for market clearance to treat chronic viral indications.

The feasibility study will also contribute safety data to advance Hemopurifier therapy as a broad-spectrum countermeasure against category “A” bioterror and pandemic threats that are not addressed with proven drug or vaccine therapies. The virulence of such viral threats does not permit for human pivotal (efficacy) studies to be conducted.  In the treatment of Ebola virus, Hemopurifier therapy is available in the US under emergency-use IDE regulatory provisions. The Company plans to pursue Humanitarian Use Device (HUD) approval pathways for Ebola and orphan indications that affect fewer than 4,000 individuals in the U.S. each year.

Previously, in vitro studies of bioterror and pandemic threats have verified Hemopurifier capture of Ebola hemorrhagic virus, dengue hemorrhagic virus, lassa hemorrhagic virus, H5N1 avian influenza (bird flu), the reconstructed 1918 influenza virus (r1918), 2009 H1N1 influenza virus (swine flu), West Nile virus, and monkeypox, which serves as a model for human smallpox infection. These studies were conducted with leading government and non-government research organizations, including The U.S. Army Medical Research Institute of Infectious Diseases (USAMRIID), The Centers for Disease Control and Prevention (CDC), The National Institute of Virology (NIV), The Battelle Biomedical Research Center (BBRC) and The Southwest Foundation for Biomedical Research (SFBR).

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About Aethlon Medical, Inc.

Aethlon Medical creates targeted therapeutic devices to address infectious disease, cancer and neurodegenerative disorders. The company's lead product is the Aethlon Hemopurifier®, a first-in-class device that selectively targets the rapid elimination of circulating viruses and tumor-secreted exosomes that promote cancer progression.  Exosome Sciences, Inc. is a majority owned subsidiary that is advancing exosome-based products to diagnose and monitor cancer, infectious disease and neurological disorders.  For more information, please visit http://www.aethlonmedical.com/ and connect with the Company on Twitter, LinkedIn, Facebook and Google+.

Certain statements herein may be forward-looking and involve risks and uncertainties.  Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that the ESI will not be able to commercialize its future products, that the FDA will not approve the initiation of the Company's clinical programs or provide market clearance of the company's products, future human studies whether revenue or non-revenue generating of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer or hepatitis C therapies or as a standalone cancer or hepatitis C therapy or as a broad spectrum defense against viral pathogens, including ebola, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in the DARPA contract, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Aethlon Media Contact:

Leah-Michelle Nebbia (for interviews requests)

Golin

202-585-2651

lnebbia@golin.com

James A. Joyce
Chairman and CEO
(Office) 858.459.7800 x301

(Cell) 619-368-2000
jj@aethlonmedical.com

Jim Frakes
Chief Financial Officer
858.459.7800 x300
jfrakes@aethlonmedical.com

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